Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-223774 on Form F-3 and the Registration Statements Nos. 333-231556, 333-227335, 333-221808, 333-201386, 333-192806, 333-188517, 333-178664, 333-171231, 333-169272, 333-165566, 333-165065, 333-172069 and 333-208634 on Form S-8 of Anheuser-Busch InBev SA/NV of our report dated March 11, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F

Sint-Stevens-Woluwe, Belgium, March 23, 2020

PwC Bedrijfsrevisoren BV / Reviseurs d’Entreprises SRL

Represented by

/s/ Koen Hens

Statutory Auditor

PwC Bedrijfsrevisoren BV—PwC Reviseurs d’Entreprises SRL - Financial Assurance Services

Registered Office: Woluwe Garden, Woluwedal 18, B-1932 Sint-Stevens-Woluwe

VAT BE 0429.501.944 RPR Brussel/ RPM Bruxelles—ING BE43 3101 3811 9501—BIC BBRUBEBB

BELFIUS BE92 0689 0408 8123—BIC GKCCBEBB

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